Exhibit 6.7

AUGUST 2024

EDITION

  RE-21 REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS IS A LEGALLY BINDING CONTRACT, READ THE ENTIRE DOCUMENT, INCLUDING ANY ATTACHMENTS.

IF YOU HAVE ANY QUESTIONS, CONSULT YOUR ATTORNEY AND/OR ACCOUNTANT BEFORE SIGNING.

NO WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF HABITABILITY, AGREEMENTS OR REPRESENTATIONS NOT EXPRESSLY SET FORTH HEREIN SHALL BE BINDING UPON EITHER PARTY.

ID#	SF11B12 – Francis	DATE	October 31, 2024

LISTING BROKERAGE	Kartchner Homes, INC	Office Phone #	208-529-2116	Fax #
Listing Agent	Nicole Quirl	E-Mail	nicolequirl@kartchner.com	Phone #
SELLING BROKERAGE	Kartchner Homes, INC	Office Phone #	208-529-2116	Fax #
Selling Agent	Nicole Quirl	E-Mail	nicolequirl@kartchner.com	Phone #	2085292116

1. BUYER:  Casa Shares Series Richmond, LLC                                                                            (Hereinafter called “BUYER”) agrees to purchase, and the undersigned SELLER agrees to sell the following described real estate hereinafter referred to as “PROPERTY” COMMONLY KNOWN AS 623 S 2275 W                                                                                               City Rexburg                              County Madison                             ID, Zip 83440                      legally described as: Lot 11 Block 12 Summerfield Subdivision, Division 11                                                                                                                                     OR Legal Description Attached as exhibit _____________ (Exhibit must accompany original offer and be signed or initialed by BUYER and SELLER.)

2. $455900.00                                        PURCHASE PRICE:Four Hundred Fifty-five Thousand Nine Hundred Dollars And Zero Cents                       payable upon the following TERMS AND CONDITIONS (not including closing costs):

This offer is contingent upon the sale, refinance, and/or closing of any other property ☐ Yes ☒ No

3. FINANCIAL TERMS: Note: A+D+E+F must add up to total purchase price.

(A). $ 1000.00                  EARNEST MONEY: One Thousand Dollars And Zero Cents                                                       BUYER hereby offers the above stated amount as Earnest Money which shall be credited to BUYER upon closing. Earnest Money is/will be:

Evidenced by:	Held By:	Delivered:	Deposited:
☐ Cash	☐ Responsible Broker	☐ With Offer	☒ Upon Receipt and Acceptance
☐ Personal Check	☒ Closing Company	☒ Within 5 business days (three [3] if left blank) of acceptance.	☐ Upon Receipt Regardless of Acceptance
☐ Cashier’s Check	☐ See Section 5	☐ See Section 5	☐ See Section 5
☒ Wire/Electronic Transfer
☐ Note
☐ See Section 5

THE RESPONSIBLE BROKER SHALL BE: Brett Stauffer

(B). ALL CASH OFFER: ☒ YES ☐ NO If this is an all cash offer do not complete Sections 3D and 3E, fill blanks with “0” (ZERO). IF CASH OFFER, BUYER’S OBLIGATION TO CLOSE SHALL NOT BE SUBJECT TO ANY FINANCIAL CONTINGENCY. BUYER agrees to provide SELLER within _____ business days (five [5] if left blank) from the date of acceptance of this agreement by all parties written confirmation of sufficient funds necessary 28 to close transaction. Acceptable documentation includes, but is not limited to, a copy of a recent bank or financial statement.

(C). PROCEEDS FROM ANOTHER SOURCE: ☐ Yes ☒ No (No if left blank)

(D). $_______________________ NEW LOAN PROCEEDS: If a number greater than zero appears in the preceding blank, then this agreement is contingent upon BUYER obtaining the following financing:

FIRST LOAN of $________________________ not including mortgage insurance, through ☐ FHA, ☐ VA, ☐ CONVENTIONAL, ☐ IHFA, ☐ RURAL DEVELOPMENT, ☐ OTHER ________________ with interest not to exceed ______% for a period of ______ year(s) at: ☐ Fixed Rate ☐ Other _______

SECOND LOAN of $________________ through ☐ FHA, ☐ VA, ☐ CONVENTIONAL, ☐ IHFA, ☐ RURAL DEVELOPMENT, ☐ OTHER ___________ with interest not to exceed _________% for a period of _________ year(s) at: ☐ Fixed Rate ☐ Other ___________________________________________

In the event BUYER is unable, after exercising good faith efforts, to obtain the indicated financing, BUYER’s Earnest Money shall be returned to BUYER.

LOAN APPLICATION: BUYER ☐ has applied OR ☐ shall apply for such loan(s). Within _______ business days (ten [10] if left blank) of final acceptance of all parties, BUYER agrees to furnish SELLER with a written confirmation showing lender approval of credit report, income verification, debt ratios, and evidence of sufficient funds and/or proceeds necessary to close transaction in a manner acceptable to the SELLER(S) and subject only to satisfactory appraisal and final lender underwriting. If an appraisal is required by lender, the PROPERTY must appraise at not less than PURCHASE PRICE or BUYER’S Earnest Money shall be returned at BUYER’S request unless SELLER, at SELLER’S sole discretion, agrees to reduce the purchase price to meet the appraised value, in which case SELLER shall be entitled to a copy of the appraisal and shall have the option to notify BUYER of any price reduction. BUYER may also waive the right to obtain a loan or apply for a loan with conditions and costs more favorable to BUYER so long as the new loan does not increase the costs or requirements to the SELLER.

BUYER’S Initials (	MF	)	(	)	Date	11/04/2024	SELLER’S Initials	(	BS	)	(	)	Date	11/05/2024

This form is printed and distributed by the Idaho Association of REALTORS®, Inc. This form has been designed and is provided for use by the real estate professionals who are members of the Idaho Association of REALTORS®. USE BY ANY OTHER PERSON IS PROHIBITED. ©Copyright Idaho Association of REALTORS®, Inc. All rights reserved.

AUGUST 2024 EDITION	RE-21 REAL ESTATE PURCHASE AND SALE AGREEMENT	Page 1 of 9
Serial#: 062474-000173-0745600 Prepared by: Andrea Nicole Quirl | Kartchner Homes | nicolequirl@gmail.com | 2085292116

AUGUST 2024 EDITION	RE-21 REAL ESTATE PURCHASE AND SALE AGREEMENT		Page 2 of 9

PROPERTY ADDRESS:	623 S2275 W	ID#:	SF11B12 - Francis

FHA / VA: If applicable, it is expressly agreed that notwithstanding any other provisions of this contract, BUYER shall not be obligated to complete the purchase of the PROPERTY described herein or to incur any penalty or forfeiture of Earnest Money deposits or otherwise unless BUYER has been given in accordance with HUD/FHA or VA requirements a written statement by the Federal Housing Commissioner, Veterans Administration or a Direct Endorsement lender setting forth the appraised value of the PROPERTY of not less than the sales price as stated in the contract. The purchaser shall have the privilege and option of proceeding with consummation of the contract without regard to the amount of the appraised valuation. The appraised valuation is arrived at to determine the maximum mortgage the Department of Housing and Urban Development will insure. HUD does not warrant the value or condition of the property. The purchaser should satisfy himself/herself that the price and condition of the property are acceptable.

(E). $___________________________ ADDITIONAL FINANCIAL TERMS:

☐ Additional financial terms are specified under the heading “OTHER TERMS AND/OR CONDITIONS” (Section 5).

☐ Additional financial terms are contained in a FINANCING ADDENDUM of same date, attached hereto, signed by both parties.

(F). $454,900.00                                    APPROXIMATE FUNDS DUE FROM BUYERS AT CLOSING (Not including closing costs): Cash at closing to be paid by BUYER at closing in GOOD FUNDS, includes: cash, electronic transfer funds, certified check or cashier’s check.

If such written confirmation required in 3(B) or 3(D) is not received by SELLER(S) within the strict time allotted, SELLER(S) may at their option cancel this agreement by notifying BUYER(S) in writing of such cancellation within _____ business days (three [3] if left blank) after written confirmation was required. If SELLER does not cancel within the strict time period specified as set forth herein, SELLER shall be deemed to have accepted such written confirmation of lender approval or waived the right to receive written confirmation and shall be deemed to have elected to proceed with the transaction. SELLER’S approval shall not be unreasonably withheld.

4. SATISFACTION AND/OR REMOVAL OF ALL CONTRACT CONTINGENCIES: Unless specifically stated below all contingencies in this agreement and in any counter offers, addendums or amendments are required to be satisfied, removed or exercised no later than ____ calendar days (seven [7] if left blank) prior to the stated closing date or any extension thereof. Failure of either BUYER or SELLER to exercise any contingency by this deadline shall constitute an unconditional waiver of said contingency. Unless this agreement is properly terminated under a specific provision of this agreement prior to the contingency deadline stated above then all parties shall conclusively be deemed to have elected to proceed with the transaction and all Earnest Money shall become nonrefundable except upon an instance of SELLER’s default. In the event any contingency has been waived or a contingency deadline has expired and thereafter closing is extended or rescheduled to occur on a later date, said extension shall not reinstate the waived or expired contingency without a mutually executed written agreement containing language specifically reinstating the same.

This contingency deadline shall not apply to the following contingency(ies): ____________________________________

5. OTHER TERMS AND/OR CONDITIONS: This agreement is made subject to the following special terms, considerations and/or contingencies.
Purchase price reflections the $10,000.00 credit from the seller.
Buyer would like to add the LG French Door Fridge - Model #LRFS28XBS

6. ITEMS INCLUDED & EXCLUDED IN THIS SALE: All existing fixtures and fittings that are attached to the PROPERTY are INCLUDED IN THE PURCHASE PRICE (unless excluded below) and shall be transferred free of liens and in as-is condition. These include, but are not limited to, all seller-owned attached floor coverings, television wall mounts, satellite dish, electronic doorbells and locks, attached plumbing, bathroom and lighting fixtures, window screens, screen doors, storm doors, storm windows, window coverings, garage door opener(s) and transmitter(s), exterior trees, plants or shrubbery, water heating apparatus and fixtures, attached fireplace equipment, awnings, ventilating, cooling and heating systems, all ranges, ovens, built-in dishwashers, fuel tanks, and irrigation fixtures and equipment, that are now on or used in connection with the PROPERTY and shall be included in the sale unless otherwise provided herein. BUYER should satisfy himself/herself that the condition of the included items is acceptable. The terms stated in this section shall control over any oral statements, prior written communications and/or prior publications including but not limited to MLS listings and advertisements. Personal property described in a property disclosure report shall not be inferred as to be included unless specifically set forth herein. It is agreed that any item included in section 6(A) below is of nominal value less than $100.

(A). ADDITIONAL ITEMS SPECIFICALLY INCLUDED IN THIS SALE:	Gas Range, Dishwasher, Microwave, AC and Blinds

(B). ITEMS SPECIFICALLY EXCLUDED IN THIS SALE:	Seller’s Personal Property

BUYER’S Initials (	MF	)	(	)	Date	11/04/2024	SELLER’S Initials	(	BS	)	(	)	Date	11/05/2024

This form is printed and distributed by the Idaho Association of REALTORS®, Inc. This form has been designed and is provided for use by the real estate professionals who are members of the Idaho Association of REALTORS®. USE BY ANY OTHER PERSON IS PROHIBITED. ©Copyright Idaho Association of REALTORS®, Inc. All rights reserved.

AUGUST 2024 EDITION	RE-21 REAL ESTATE PURCHASE AND SALE AGREEMENT	Page 2 of 9
Serial#: 062474-000173-0745600 Prepared by: Andrea Nicole Quirl | Kartchner Homes | nicolequirl@gmail.com | 2085292116

AUGUST 2024 EDITION	RE-21 REAL ESTATE PURCHASE AND SALE AGREEMENT		Page 3 of 9

PROPERTY ADDRESS:	623 S2275 W	ID#:	SF11B12 - Francis

7. MINERAL RIGHTS: Any and all mineral rights appurtenant to the PROPERTY and owned by SELLER are included in and are part of the sale of this PROPERTY, and are not leased or encumbered, unless otherwise agreed to by the parties in writing.

8. WATER RIGHTS: Any and all water rights including but not limited to water systems, wells, springs, lakes, streams, ponds, rivers, ditches, ditch rights, and the like, if any, appurtenant to the PROPERTY and owned by SELLER are included in and are a part of the sale of this PROPERTY, and are not leased or encumbered, unless otherwise agreed to by the parties in writing.

9. FARM/CROPS/TIMBER RIGHTS: SELLER, or any tenant of SELLER, shall be allowed to harvest, sell or assign any annual crops which have been planted on the PROPERTY prior to the date of this Contract, even though said harvest time may occur subsequent to the date of the settlement of this contract, unless otherwise agreed by attached addendum. If the crop consists of timber, then neither SELLER nor any tenant of SELLERS shall have any right to harvest the timber unless the right to remove same shall be established by an attached addendum. Notwithstanding the provisions hereof, any tenant who shall be leasing the PROPERTY shall be allowed to complete the harvest of any annual crops that have been planted prior to the date of Contract Acceptance as previously agreed between SELLER and Tenant. ANY AND ALL SUCH TENANT AGREEMENTS ARE TO BE ATTACHED.

10. TITLE CONVEYANCE: Title of SELLER is to be conveyed by warranty deed, unless otherwise provided, and is to be marketable and insurable except for rights reserved in federal patents, state or railroad deeds, building or use restrictions, building and zoning regulations and ordinances of any governmental unit, and rights of way and easements established or of record. Liens, encumbrances or defects to be discharged by SELLER may be paid out of purchase money at date of closing. No liens, encumbrances or defects which are to be discharged or assumed by BUYER or to which title is taken subject to, exist unless otherwise specified in this agreement.

11. TITLE INSURANCE: There may be types of title insurance coverages available other than those listed below and parties to this agreement are advised to talk to a title company about any other coverages available that will give the BUYER additional coverage.

(A). PRELIMINARY TITLE COMMITMENT AND CC&Rs: Within _______ business days (six [6] if left blank) of final acceptance of all parties, ☐ SELLER or ☐ BUYER shall furnish to BUYER a preliminary commitment of a title insurance policy showing the condition of the title to said PROPERTY and a copy of any covenants, conditions and restrictions (CC&Rs) applicable to the PROPERTY. BUYER shall have ______ business days (two [2] if left blank) after receipt of the preliminary commitment and CC&Rs, within which to object in writing to the condition of the title or CC&Rs as set forth in the documentation provided. If BUYER does not so object, BUYER shall be deemed to have accepted the conditions of the title and CC&Rs. If the title of said PROPERTY is not marketable, and cannot be made so within _______ business days (two [2] if left blank) after SELLER’S receipt of a written objection and statement of defect from BUYER, or if BUYER objects to the CC&Rs, then BUYER’S Earnest Money deposit shall be returned to BUYER and SELLER shall pay for the cost of title insurance cancellation fee, escrow and legal fees, if any. Nothing contained herein shall constitute a waiver of BUYER to challenge CC&R terms directly with a homeowner’s association after closing.

(B). TITLE COMPANY: The parties agree that Alliance Title                               Title Company located at Rexburg, ID                              shall provide the title policy and preliminary report of commitment.

(C). STANDARD COVERAGE OWNER’S POLICY: SELLER shall within a reasonable time after closing furnish to BUYER a title insurance policy in the amount of the purchase price of the PROPERTY showing marketable and insurable title subject to the liens, encumbrances and defects elsewhere set out in this agreement to be discharged or assumed by BUYER unless otherwise provided herein. The risk assumed by the title company in the standard coverage policy is limited to matters of public record. BUYER shall receive a ILTA/ALTA Owner’s Policy of Title Insurance. A title company, at BUYER’s request, can provide information about the availability, desirability, coverage and cost of various title insurance coverages and endorsements. If BUYER desires title coverage other than that required by this paragraph, BUYER shall instruct Closing company in writing and pay any increase in cost unless otherwise provided herein.

(D). EXTENDED COVERAGE LENDER’S POLICY (Mortgagee policy): The lender may require that BUYER (Borrower) furnish an Extended Coverage Lender’s Policy. This extended coverage lender’s policy considers matters of public record and additionally insures against certain matters not shown in the public record. This extended coverage lender’s policy is solely for the benefit of the lender and only protects the lender.

12. INSPECTION: (A). BUYER chooses ☐ to conduct inspections ☒ not to conduct inspections. If BUYER chooses not to conduct inspections, skip Sections 12(B) and (C). If indicated, this contract is contingent upon BUYER’S approval of the condition of the PROPERTY and BUYER shall have the right to conduct inspections, investigations, tests, surveys and other studies at BUYER’S expense. BUYER is strongly advised to exercise these rights and to make BUYER’S own selection of professionals with appropriate qualifications to conduct inspections of the entire PROPERTY. BUYER shall keep the PROPERTY free and clear of liens; indemnify and hold SELLER harmless from all liability, claims, demands, damages and costs; and repair any damages arising from the inspections. SELLER shall make the PROPERTY available for inspection and agrees to accept the responsibility and expense for making sure all the utilities are turned on no later than ______ business days (two [2] if left blank) from acceptance for the inspection except for phone, cable and internet. No inspections may be made by any governmental building or zoning inspector or government employee without the prior consent of SELLER unless required by local law.

☐ This offer is subject to a short sale approval by a mortgage company, the timeframe(s) for completing inspections shall begin upon written approval of the short sale by the mortgage company and/or all lien holders.

(B) TIMEFRAME(S) FOR INSPECTIONS

1) PRIMARY INSPECTION: Buyer’s inspection contingency allows a BUYER to conduct a general inspection of the PROPERTY which includes all aspects of the PROPERTY, including but not limited to neighborhood, conditions, zoning and use allowances, environmental conditions, applicable school districts and/or any other aspect pertaining to the PROPERTY or related to the living environment at the PROPERTY; hereinafter referred to as the Primary Inspection. Except for additional items or conditions specifically reserved in a Secondary Inspection below BUYER shall, within _______ business days (five [5] if left blank) of acceptance, complete these inspections and give to SELLER written notice of disapproved items/conditions or written notice of termination of this agreement based on an unsatisfactory inspection. Once BUYER delivers written notice to SELLER it shall end BUYER’S timeframe for inspections other than those specifically reserved in a Secondary Inspection below and is irrevocable regardless of if it was provided prior to the deadline stated above.

BUYER’S Initials (	MF	)	(	)	Date	11/04/2024	SELLER’S Initials	(	BS	)	(	)	Date	11/05/2024

This form is printed and distributed by the Idaho Association of REALTORS®, Inc. This form has been designed and is provided for use by the real estate professionals who are members of the Idaho Association of REALTORS®. USE BY ANY OTHER PERSON IS PROHIBITED. ©Copyright Idaho Association of REALTORS®, Inc. All rights reserved.

AUGUST 2024 EDITION	RE-21 REAL ESTATE PURCHASE AND SALE AGREEMENT	Page 3 of 9
Serial#: 062474-000173-0745600 Prepared by: Andrea Nicole Quirl | Kartchner Homes | nicolequirl@gmail.com | 2085292116

AUGUST 2024 EDITION	RE-21 REAL ESTATE PURCHASE AND SALE AGREEMENT		Page 4 of 9

PROPERTY ADDRESS:	623 S2275 W	ID#:	SF11B12 - Francis

2) SECONDARY INSPECTION: Items or conditions marked below, if any, allow BUYER the indicated additional time to conduct inspection of only those items or conditions. If not indicated below BUYER may still conduct these inspections but must do so under the 12(B)(1) Primary Inspection timeframe. BUYER shall, within each timeframe stated below, complete the inspections indicated and give to SELLER written notice of the disapproved item/condition or written notice of termination of this agreement based on an unsatisfactory inspection of that item/condition. Once BUYER delivers written notice to SELLER it shall end BUYER’S timeframe for only that item/condition and is irrevocable regardless of if it was provided prior to the deadline stated below. Any notice provided under this subsection is unrelated to a notice provided under subsection 12(B)(1). BUYER shall be responsible for the cost of all indicated inspections unless otherwise noted in the Costs Paid By section or elsewhere herein. BUYER reserves the right to conduct the following inspections outside the Primary Inspection timeline:

☐ Domestic Well Water Potability and/or Productivity Test which shall be completed and notice provided within _______ business days (ten [10] if left blank) from acceptance.

☐ Septic Inspection and required Pumping which shall be completed and notice provided within _______ business days (ten [10] if left blank) from acceptance.

☐ Survey which shall be completed and notice provided within business days (ten [10] if left blank) from acceptance.

☐ Other Inspection #1: _________________ which shall be completed and notice provided within _____ business days (ten [10] if left blank) from acceptance.

☐ Other Inspection #2: __________________ which shall be completed and notice provided within _____ business days (ten [10] if left blank) from acceptance.

(C). SATISFACTION/REMOVAL OF INSPECTION CONTINGENCIES:

Each following subsection shall apply to BUYER’S Primary Inspection and, if indicated in 12(B)(2) above, shall also apply independently and repeatedly to each item or condition for which BUYER reserved additional time. If no time was reserved for any additional item(s) there will be only one notice required, if additional time was reserved in 12(B)(2) there may be multiple notices.

1). If BUYER does not within the strict time period specified give to SELLER written notice of disapproved items/conditions or written notice of termination of this agreement under the Primary Inspection or any particular 12(B)(2) reserved item, BUYER shall, for only that particular inspection or item/condition, conclusively be deemed to have: (a) completed applicable inspections, investigations, review of applicable documents and disclosures; (b) assumed all liability, responsibility and expense for repairs or corrections for that particular inspection or item/condition and (c) waived BUYER’S right to terminate based upon that particular item/condition. BUYER not providing one written notice shall not affect BUYER’S rights regarding other unrelated notices and inspections.

2). If BUYER does within the strict time period specified give to SELLER written notice of termination of this agreement based on any unsatisfactory inspection, the parties will have no obligation to continue with the transaction and the Earnest Money shall be returned to BUYER.

3). If BUYER does within the strict time period specified give to SELLER written notice of disapproved items/conditions, it shall end BUYER’S timeframe for that particular inspection and is irrevocable. BUYER shall provide to SELLER pertinent section(s) of written inspection reports upon request, if applicable. Upon receipt of written notice SELLER shall have ______ business days (three [3] if left blank) in which to respond in writing. SELLER, at SELLER’S option, may agree to correct the items as requested by BUYER in the notice or may elect not to do so. If SELLER agrees in writing to correct the items/conditions requested by BUYER, then said agreement will become an integral part of this contract. Otherwise, immediately upon a written response from SELLER that rejects BUYER’S requests, in whole or in part, said response shall be irrevocable without consent of BUYER and BUYER may proceed under 12(C)(4) below. If SELLER does not respond in writing within the strict time period it shall be deemed a SELLER response electing not to correct any disapproved items/conditions.

4). If SELLER does not agree to correct BUYER’S disapproved items/conditions within the strict time period specified, then within _______ business days (three [3] if left blank) of SELLER’S response, the BUYER has the option of 1) negotiating with SELLER to obtain a modification of SELLER’S response 2) proceeding with the transaction without the SELLER being responsible for correcting the disapproved items/conditions stated in that particular BUYER’S notice, or 3) giving the SELLER written notice of termination of this agreement in which case Earnest Money shall be returned to BUYER. If within the strict time period specified in this paragraph BUYER does not obtain a modification of SELLER’S response or give written notice of cancellation, BUYER shall conclusively be deemed to have elected to proceed with the transaction without the repairs or corrections to the disapproved items/conditions stated in that particular BUYER’S notice. BUYER electing to proceed with the transaction under BUYER’S Primary Inspection or any single inspection reserved under 12(B)(2) shall not affect BUYER’S rights regarding other inspections reserved in 12(B)(2).

(D). Home Warranty Programs are available for purchase through a number of Home Warranty Companies.

13. LEAD PAINT DISCLOSURE: The subject PROPERTY ☐ is ☒ is not defined as “Target Housing” regarding lead-based paint or lead-based paint hazards. The term lead-based paint hazards are intended to identify lead-based paint and all residual lead-containing dusts and soils regardless of the source of the lead. If yes, BUYER hereby acknowledges the following: (a) BUYER has been provided an EPA approved lead-based paint hazard information pamphlet, “Protect Your Family From Lead in Your Home”, (b) receipt of SELLER’S Disclosure of Information and Acknowledgment Form and have been provided with all records, test reports or other information, if any, related to the presence of lead-based paint hazards on said PROPERTY, (c) that this contract is contingent upon BUYERS right to have the PROPERTY tested for lead-based paint hazards to be completed no later than _______ or the contingency will terminate, (d) that BUYER hereby ☒ waives ☐ does not waive this right, (e) that if test results show unacceptable amounts of lead-based paint on the PROPERTY, BUYER has the right to cancel the contract subject to the option of the SELLER (to be given in writing) to elect to remove the lead-based paint and correct the problem which must be accomplished before closing, (f) that if the contract is canceled under this clause, BUYER’S earnest money deposit shall be returned to BUYER. Additionally, if any structure was built before 1978 and is a residential home, apartment or child-occupied facility such as a school or day-care center, federal law requires contractors that disturb lead-based paint in that structure to provide the owner with a “Renovate Right” pamphlet. The contractor shall be certified and follow specific work practices to prevent lead contamination.

BUYER’S Initials (	MF	)	(	)	Date	11/04/2024	SELLER’S Initials	(	BS	)	(	)	Date	11/05/2024

This form is printed and distributed by the Idaho Association of REALTORS®, Inc. This form has been designed and is provided for use by the real estate professionals who are members of the Idaho Association of REALTORS®. USE BY ANY OTHER PERSON IS PROHIBITED. ©Copyright Idaho Association of REALTORS®, Inc. All rights reserved.

AUGUST 2024 EDITION	RE-21 REAL ESTATE PURCHASE AND SALE AGREEMENT	Page 4 of 9
Serial#: 062474-000173-0745600 Prepared by: Andrea Nicole Quirl | Kartchner Homes | nicolequirl@gmail.com | 2085292116

AUGUST 2024 EDITION	RE-21 REAL ESTATE PURCHASE AND SALE AGREEMENT		Page 5 of 9

PROPERTY ADDRESS:	623 S2275 W	ID#:	SF11B12 - Francis

14. MOLD DISCLAIMER: BUYER is hereby advised that mold and/or other microorganisms may exist at the Property. Upon closing BUYER acknowledges and agrees to accept full responsibility and risk for any matters that may result from mold and/ or other microorganisms and to hold SELLER and any Broker or agent representing SELLER or BUYER harmless from any liability or damages (financial or otherwise) relating to such matters.

15. SQUARE FOOTAGE AND BOUNDARY VERIFICATION: BUYER is aware that any reference to the square footage, the boundaries and/or property lines of the real property or improvements is approximate. If exact knowledge of the square footage, boundaries and/or property lines is material to the BUYER, they must be verified by BUYER during the inspection period. BUYER is advised that fences, walls, hedges, and other natural or constructed barriers or markers do not necessarily identify true property boundaries. Property lines and boundaries may be verified by surveys.

16. RIGHT TO FARM: BUYER acknowledges Idaho’s right to farm statutes codified in Title 22, Chapter 45 which states a preference for, and protects, agricultural land use by limiting certain nuisances.

17. SELLER’S PROPERTY CONDITION DISCLOSURE FORM: If required by Title 55, Chapter 25 Idaho Code SELLER shall within ten (10) calendar days after execution of this agreement provide to BUYER or BUYER’S agent, “Seller’s Property Condition Disclosure Form” or other acceptable form. BUYER has received the “Seller’s Property Condition Disclosure Form” or other acceptable form prior to signing this agreement: ☐ Yes ☐ No ☐ N/A. If yes, BUYER and SELLER agree that the three (3) business day statutory timeframe for BUYER’S recission shall run from acceptance of this agreement.

18. SUBDIVISION HOMEOWNER’S ASSOCIATION: BUYER is aware that membership in a Home Owner’s Association may be required and BUYER agrees to abide by the Articles of Incorporation, Bylaws and rules and regulations of the Association. BUYER is further aware that the PROPERTY may be subject to assessments levied by the Association described in full in the Declaration of Covenants, Conditions and Restrictions. BUYER has reviewed Homeowner’s Association Documents: ☒ Yes ☐ No ☐ N/A. Association fees/dues are $50.00                                        per Month       .

☐ BUYER ☐ SELLER ☐ Shared Equally ☒ N/A to pay Association SET UP FEE of $                          at closing.

☐ BUYER ☒ SELLER ☐ Shared Equally ☐ N/A to pay Association PROPERTY TRANSFER FEES of $0.5%              at closing.

Association Fees are governed by Idaho Code Title 55, Chapters 15 and 32.

The SELLER to pay any additional costs if more than the amounts stated in this section.

19. COSTS PAID BY: The parties agree to pay the following costs immediately when due and regardless of transaction closing, unless otherwise indicated. These costs shall be paid by the indicated party regardless of whether or not the transaction closes; if the transaction fails to close due to breach of a party, any costs paid by the non-breaching party may be recovered as damages. None of the costs to be paid by the parties in this section creates an inspection or performance obligation other than strictly for the payment of costs unless otherwise stated. There may be other costs incurred in addition to those set forth below. Such costs may be required by the lender, by law, or by other circumstances. Requested tests/inspection reports as indicated below shall be provided to the other party within the time period specified in Section 12.

	BUYER	SELLER	Shared Equally	N/A		BUYER	SELLER	Shared Equally	N/A
Appraisal Fee	☒	☐	☐	☐	Title Ins. Standard Coverage Owner’s Policy	☐	☒	☐	☐
Appraisal Re-Inspection Fee	☒	☐	☐	☐	Title Ins. Extended Coverage Lender’s Policy – Mortgagee Policy	☒	☐	☐	☐
Closing Escrow Fee	☐	☐	☒	☐	Additional Title Coverage	☐	☐	☐	☒
Lender Document/Processing Fee	☐	☐	☐	☒	Domestic Well Water Potability Test Shall be ordered by: ☐ BUYER ☐ SELLER	☐	☐	☐	☒
Tax Service Fee	☒	☐	☐	☐	Domestic Well Water Productivity Test Shall be ordered by: ☐ BUYER ☐ SELLER	☐	☐	☐	☒
Flood Certification/Tracking Fee	☒	☐	☐	☐	Septic Inspections Shall be ordered by: ☐ BUYER ☐ SELLER	☐	☐	☐	☒
Lender Required Inspections	☐	☐	☐	☒	Septic Pumping Shall be ordered by: ☐ BUYER ☐ SELLER	☐	☐	☐	☒
Attorney Contract Preparation or Review Fee	☐	☐	☐	☒	Survey Shall be ordered by: ☐ BUYER ☐ SELLER	☐	☐	☐	☒
	☐	☐	☐	☐	Water Rights/Shares Transfer Fee	☐	☐	☐	☒
	☐	☐	☐	☐		☐	☐	☐	☐
	☐	☐	☐	☐		☐	☐	☐	☐

Upon closing SELLER agrees to pay ☐                         % of the purchase price OR ☐ $                    (dollar amount) (N/A if left blank) as a SELLER concession. This can be used toward lender-approved BUYER’S closing costs, lender fees, and prepaid costs which include but are not limited to those items in BUYER columns marked above. This concession can also be used for any other expense not related to financing at the BUYER’s discretion.

SELLER agrees to pay up to $                                                       ($0 if left blank) of lender required repair costs only.

BUYER or SELLER has the option to pay any lender required repair costs in excess of this amount.

BUYER’S Initials (	MF	)	(	)	Date	11/04/2024	SELLER’S Initials	(	BS	)	(	)	Date	11/05/2024

This form is printed and distributed by the Idaho Association of REALTORS®, Inc. This form has been designed and is provided for use by the real estate professionals who are members of the Idaho Association of REALTORS®. USE BY ANY OTHER PERSON IS PROHIBITED. ©Copyright Idaho Association of REALTORS®, Inc. All rights reserved.

AUGUST 2024 EDITION	RE-21 REAL ESTATE PURCHASE AND SALE AGREEMENT	Page 5 of 9
Serial#: 062474-000173-0745600 Prepared by: Andrea Nicole Quirl | Kartchner Homes | nicolequirl@gmail.com | 2085292116

AUGUST 2024 EDITION	RE-21 REAL ESTATE PURCHASE AND SALE AGREEMENT		Page 6 of 9

PROPERTY ADDRESS:	623 S2275 W	ID#:	SF11B12 - Francis

20. SELLING BROKERAGE COMPENSATION:

☐ Full payment of Selling Brokerage compensation HAS been determined through a separate cooperation agreement with Listing Brokerage and therefore does not need to be addressed in this agreement.

☐ Full payment of Selling Brokerage compensation HAS been determined through a separate compensation agreement with SELLER and therefore does not need to be addressed in this agreement.

☐ Full payment of Selling Brokerage compensation HAS NOT been determined through any cooperation agreement with Listing Brokerage or compensation agreement with SELLER therefore SELLER agrees to pay Selling Brokerage a total compensation of:

☐                 % of purchase price OR ☐ other:                            . SELLER’S payment obligation may be satisfied by Selling Brokerage receiving compensation from Listing Brokerage, from SELLER, or any combination.

☒ Compensation does not need to be addressed in this agreement.

Selling Brokerage’s compensation shall be paid at closing unless otherwise designated by Selling Broker in writing. The closing company identified in this agreement is hereby authorized to pay the above-mentioned compensation at closing.

21. OCCUPANCY: BUYER ☐ does ☒ does not intend to occupy PROPERTY as BUYER’S primary residence.

22. SECTION 1031 TAX DEFERRED EXCHANGE: BUYER ☐ does ☒ does not intend to do a 1031 Tax Deferred Exchange (N/A if left blank). Each party shall cooperate with the other Party in effectuating an exchange under IRS Section 1031; provided however, that the other Party’s cooperation shall be conditioned on the following: (a) the exchange shall be at no additional liability and/or cost to the other Party; (b) the exchange shall not delay Settlement or Closing; and (c) the other Party shall not be required to acquire title to any proposed exchange properties to accommodate an exchange. The exchanging party shall indemnify, defend and hold the other Party harmless from and against all claims, demands, costs and expenses which that Party may sustain as a result of the actual or attempted 1031 exchange.

23. RISK OF LOSS OR NEGLECT: Prior to closing of this sale, all risk of loss shall remain with SELLER. In addition, should the PROPERTY be materially damaged by fire, neglect, or other destructive cause prior to closing, this agreement shall be voidable at the option of the BUYER, and if voided, BUYER’S Earnest Money shall be returned to BUYER.

24. WALK THROUGHS: The SELLER grants BUYER and any representative of BUYER reasonable access to conduct two walk through inspections of the PROPERTY NOT AS A CONTINGENCY OF THE SALE, but for the following stated purposes: first walkthrough shall be within 7         business days (three [3] if left blank) after the deadline for completion of repairs agreed to as a result of the Buyer’s Inspection Contingency for the purpose of satisfying BUYER that any repairs agreed to in writing by BUYER and SELLER have been completed. The second walkthrough shall be within 1           business days (three [3] if left blank) prior to close of escrow, for the purpose of satisfying BUYER that PROPERTY is in substantially the same condition as on the date this offer is made. The walk throughs stated herein are not a contingency of the sale which might allow termination, but rather for BUYER’S reasonable satisfaction. BUYER’S only recourse if unsatisfied is to notify SELLER who must correct or rectify the situation. SELLER shall make PROPERTY available for the walk throughs and agrees to accept the responsibility and expense for making sure all the utilities are turned on for the walk throughs except for phone, cable and internet. If BUYER does not conduct either of the walk throughs, BUYER specifically releases the SELLER and Broker(s) and their associates of any liability as to incomplete repairs and/or any changed conditions.

25. SINGULAR AND PLURAL terms each include the other, when appropriate.

26. FORECLOSURE NOTICE: If the PROPERTY described above is currently involved in a foreclosure proceeding (pursuant to Idaho Code §45-1506) any contract or agreement with the owner or owners of record that involves the transfer of any interest in residential real property, as defined in §45-525(5)(b), Idaho Code, subject to foreclosure must be in writing and must be accompanied by and affixed to RE-42 Property Foreclosure Disclosure Form.

27. MECHANIC’S LIENS - GENERAL CONTRACTOR DISCLOSURE STATEMENT NOTICE: BUYER and SELLER are hereby notified that, subject to Idaho Code §45-525 et seq., a “General Contractor” must provide a Disclosure Statement to a homeowner that describes certain rights afforded to the homeowner (e.g. lien waivers, general liability insurance, extended policies of title insurance, surety bonds, and sub-contractor information). The Disclosure Statement must be given to a homeowner prior to the General Contractor entering into any contract in an amount exceeding $2,000 with a homeowner for construction, alteration, repair, or other improvements to real property, or with a residential real property purchaser for the purchase and sale of newly constructed property. Such disclosure is the responsibility of the General Contractor and it is not the duty of your agent to obtain this information on your behalf. You are advised to consult with any General Contractor subject to Idaho Code §45-525 et seq. regarding the General Contractor Disclosure Statement.

28. SALES PRICE INFORMATION: Pursuant to Idaho Code §54-2083(6)(d), a “sold” price of real property is not confidential client information.

29. TRANSMISSION OF DOCUMENTS: Facsimile or electronic transmission of any signed original document, and retransmission of any signed facsimile or electronic transmission shall be the same as delivery of an original. At the request of either the BUYER, SELLER, LENDER, Closing Company, or either broker, the BUYER and SELLER will confirm facsimile or electronic transmitted signatures by signing an original document. SELLER and BUYER consent to conduct the transaction referenced herein, when not prohibited by law, by and through electronic means in accordance with Idaho’s Uniform Electronic Transaction Act and Idaho Code § 54-2052. Unless specifically stated otherwise, delivery of any document, notice or communication to a Broker or real estate licensee working on behalf of a party hereto, shall constitute delivery to that party.

30. WIRE TRANSFER WARNING: Electronic means of transferring money (i.e. ETF, wire transfer, electronic check, direct deposit, etc...) are subject to sophisticated cyber fraud attacks. These attacks are even more prevalent in real estate transactions due to the large sums of money being exchanged. All parties are advised that Brokerage will not provide electronic transfer instructions by e-mail. Following money transfer instructions contained in an email from any party is inherently dangerous and should be avoided. All parties agree that if any party uses, or authorizes the use of, electronic transfer of funds in a transaction all parties hereby hold the Brokerages, their agents, and the designated title and escrow company harmless from any and all claims arising out of inaccurate transfer instructions, fraudulent interception of said funds and/or any other damage relating to the conduct of third parties influencing the transfer process or stealing funds.

BUYER’S Initials (	MF	)	(	)	Date	11/04/2024	SELLER’S Initials	(	BS	)	(	)	Date	11/05/2024

This form is printed and distributed by the Idaho Association of REALTORS®, Inc. This form has been designed and is provided for use by the real estate professionals who are members of the Idaho Association of REALTORS®. USE BY ANY OTHER PERSON IS PROHIBITED. ©Copyright Idaho Association of REALTORS®, Inc. All rights reserved.

AUGUST 2024 EDITION	RE-21 REAL ESTATE PURCHASE AND SALE AGREEMENT	Page 6 of 9
Serial#: 062474-000173-0745600 Prepared by: Andrea Nicole Quirl | Kartchner Homes | nicolequirl@gmail.com | 2085292116

AUGUST 2024 EDITION	RE-21 REAL ESTATE PURCHASE AND SALE AGREEMENT		Page 7 of 9

PROPERTY ADDRESS:	623 S2275 W	ID#:	SF11B12 - Francis

31. BUSINESS DAYS: A business day is herein defined as Monday through Friday, 8:00 A.M. to 5:00 P.M. in the local time zone where the subject real PROPERTY is physically located. A business day shall not include any Saturday or Sunday, nor shall a business day include any legal holiday recognized by the state of Idaho as found in Idaho Code §73-108. If the time in which any act required under this agreement is to be performed is based upon a business day calculation, then it shall be computed by excluding the calendar day of execution and including the last business day. The first business day shall be the first business day after the date of execution. If the last day is a legal holiday, then the time for performance shall be the next subsequent business day.

32. CALENDAR DAYS: A calendar day is herein defined as Sunday through Saturday, 12:00 A.M. to 11:59 P.M., in the local time zone where the subject real PROPERTY is physically located. A calendar day shall include any legal holiday. The time in which any act required under this agreement is to be performed shall be computed by excluding the date of execution and including the last day, thus the first day shall be the day after the date of execution. Any reference to “day” or “days” in this agreement means the same as calendar day, unless specifically enumerated as a “business day.”

33. ATTORNEY’S FEES: If either party initiates or defends any arbitration or legal action or proceedings which are in any way connected with this agreement, the prevailing party shall be entitled to recover from the non-prevailing party reasonable costs and attorney’s fees, including such costs and fees on appeal.

34. DEFAULT: If BUYER defaults in the performance of this agreement, SELLER has the option of: (1) accepting the Earnest Money as liquidated damages or (2) pursuing any other lawful right and/or remedy to which SELLER may be entitled. If SELLER elects to proceed under (1), SELLER shall make demand upon the holder of the Earnest Money, upon which demand said holder shall pay from the Earnest Money the costs incurred by SELLER’S Broker on behalf of SELLER and BUYER related to the transaction, including, without limitation, the costs of title insurance, escrow fees, appraisal, credit report fees, inspection fees and attorney’s fees; and said holder shall pay any balance of the Earnest Money, one-half to SELLER and one-half to SELLER’S Broker, provided that the amount to be paid to SELLER’S Broker shall not exceed the Broker’s agreed-to commission. SELLER and BUYER specifically acknowledge and agree that if SELLER elects to accept the Earnest Money as liquidated damages, such shall be SELLER’S sole and exclusive remedy, and such shall not be considered a penalty or forfeiture. However, in the event the parties mutually agree in writing that any Earnest Money shall become non-refundable, said agreement shall not be considered an election of remedies by SELLER and the non-refundable Earnest Money shall not constitute liquidated damages; nor shall it act as a waiver of other remedies, all of which shall be available to SELLER; it may however be used to offset SELLER’S damages. If SELLER elects to proceed under (2), the holder of the Earnest Money shall be entitled to pay the costs incurred by SELLER’S Broker on behalf of SELLER and BUYER related to the transaction, including, without limitation, the costs of brokerage fee, title insurance, escrow fees, appraisal, credit report fees, inspection fees and attorney’s fees, with any balance of the Earnest Money to be held pending resolution of the matter. If SELLER defaults, having approved said sale and fails to consummate the same as herein agreed, BUYER’S Earnest Money deposit, including but not limited to Earnest Money that has become non-refundable, shall be returned to BUYER and SELLER shall pay for the costs of title insurance, escrow fees, appraisals, credit report fees, inspection fees, brokerage fees and attorney’s fees, if any. This shall not be considered as a waiver by BUYER of any other lawful right or remedy to which BUYER may be entitled.

35. EARNEST MONEY DISPUTE / INTERPLEADER: Notwithstanding any termination or breach of this agreement, BUYER and SELLER agree that in the event of any controversy regarding the Earnest Money and things of value held by Broker or closing company, Broker may reasonably rely on the terms of this agreement or other written documents signed by both parties to determine how to disburse the disputed money. However, Broker shall not be required to take any action but may await any proceeding, or at Broker’s option and sole discretion, may interplead all parties and deposit any moneys or things of value into a court of competent jurisdiction and shall recover all costs which were incurred as a result of the dispute including, but not limited to, reasonable attorney’s fees. If either parties’ Broker incurs attorney’s fees as a result of any Earnest Money dispute, whether or not formal legal action is taken, said Broker is entitled to recover actual fees incurred from either BUYER or SELLER.

36. COUNTERPARTS: This agreement may be executed in counterparts. Executing an agreement in counterparts shall mean the signature of two identical copies of the same agreement. Each identical copy of an agreement signed in counterparts is deemed to be an original, and all identical copies shall together constitute one and the same instrument.

37. “NOT APPLICABLE” DEFINED: The letters “n/a,” “N/A,” “n.a.,” and “N.A.” as used herein are abbreviations of the term “not applicable.” Where this agreement uses the term “not applicable” or an abbreviation thereof, it shall be evidence that the parties have contemplated certain facts or conditions and have determined that such facts or conditions do not apply to the agreement or transaction herein.

38. SEVERABILITY: In the case that any one or more of the provisions contained in this agreement, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

39. REPRESENTATION CONFIRMATION: Check one (1) box in Section 1 and one (1) box in Section 2 below to confirm that in this transaction, the brokerage(s) involved had the following relationship(s) with the BUYER(S) and SELLER(S).

Section 1:

☐	A.	The brokerage working with the BUYER(S) is acting as an AGENT for the BUYER(S).
☐	B.	The brokerage working with the BUYER(S) is acting as a LIMITED DUAL AGENT for the BUYER(S), without an ASSIGNED AGENT.
☐	C.	The brokerage working with the BUYER(S) is acting as a LIMITED DUAL AGENT for the BUYER(S) and has an ASSIGNED AGENT acting solely on behalf of the BUYER(S).
☒	D.	The brokerage working with the BUYER(S) is acting as a NONAGENT for the BUYER(S).

Section 2:

☒	A.	The brokerage working with the SELLER(S) is acting as an AGENT for the SELLER(S).
☐	B.	The brokerage working with the SELLER(S) is acting as a LIMITED DUAL AGENT for the SELLER(S), without an ASSIGNED AGENT.
☐	C.	The brokerage working with the SELLER(S) is acting as a LIMITED DUAL AGENT for the SELLER(S) and has an ASSIGNED AGENT acting solely on behalf of the SELLER(S).
☐	D.	The brokerage working with the SELLER(S) is acting as a NONAGENT for the SELLER(S).

Each party signing this document confirms that he has received, read and understood the Agency Disclosure Brochure adopted or approved by the Idaho real estate commission and has consented to the relationship confirmed above. EACH PARTY UNDERSTANDS THAT HE IS A “CUSTOMER” AND IS NOT REPRESENTED BY A BROKERAGE UNLESS THERE IS A SIGNED WRITTEN AGREEMENT FOR AGENCY REPRESENTATION.

BUYER’S Initials (	MF	)	(	)	Date	11/04/2024	SELLER’S Initials	(	BS	)	(	)	Date	11/05/2024

This form is printed and distributed by the Idaho Association of REALTORS®, Inc. This form has been designed and is provided for use by the real estate professionals who are members of the Idaho Association of REALTORS®. USE BY ANY OTHER PERSON IS PROHIBITED. ©Copyright Idaho Association of REALTORS®, Inc. All rights reserved.

AUGUST 2024 EDITION	RE-21 REAL ESTATE PURCHASE AND SALE AGREEMENT	Page 7 of 9
Serial#: 062474-000173-0745600 Prepared by: Andrea Nicole Quirl | Kartchner Homes | nicolequirl@gmail.com | 2085292116

AUGUST 2024 EDITION	RE-21 REAL ESTATE PURCHASE AND SALE AGREEMENT		Page 8 of 9

PROPERTY ADDRESS:	623 S2275 W	ID#:	SF11B12 - Francis

40. CLOSING: On or before the closing date, BUYER and SELLER shall deposit with the closing company all funds and instruments necessary to complete this transaction. Closing means the date on which all documents are either recorded or accepted by an escrow agent and the sale proceeds are available to SELLER. The closing shall be no later than (Date) On or Before 3/31/2025                                                       . The parties agree that the CLOSING COMPANY for this transaction shall be Alliance Title                                                                    located at Rexburg, ID                                                                                                                                                                 . If a long-term escrow / collection is involved, then the long-term escrow holder shall be __________________________________________________________.

41. CONDITION OF PROPERTY UPON CLOSING: Upon closing BUYER agrees BUYER is purchasing the PROPERTY in as-is-condition with all faults and with no further repairs required, subject only to the representations and warranties stated herein, in any deed, or otherwise agreed upon by the parties in writing. BUYER will assume all obligations with respect to the PROPERTY. Prior to closing SELLER shall ensure all personal property not specifically transferred under this agreement is removed from the PROPERTY and that the PROPERTY is free of debris. SELLER shall have no right to abandon personal property by leaving the same on the PROPERTY. In the event any personal property remains on the PROPERTY after closing the same shall be deemed to have no value and may be disposed of, sold, or acquired by BUYER without notice or compensation to SELLER; BUYER shall have a cause of action against SELLER for reasonable costs and expenses for the removal of same; and SELLER shall indemnify BUYER for claims from third parties related to the same. BUYER and SELLER intend for the provisions of this section to survive closing and not merge with any subsequently executed deed as it is a collateral stipulation.

42. POSSESSION: BUYER shall be entitled to possession and keys ☒ upon closing or ☐ date ___________________time _____________ ☐ A.M. ☐ P.M.

43. PRORATIONS: Property taxes and water assessments (using the last available assessment as a basis), rents collected, interest and reserves, liens, encumbrances or obligations assumed, and utilities shall be prorated ☒ upon closing or as of ☐ date ____________________ (upon closing if left blank).

BUYER to reimburse SELLER for fuel in tank ☐ Yes ☐ No ☒ N/A. Dollar amount may be determined by SELLER’s supplier.

44. ASSIGNMENT: This agreement and any rights or interests created herein ☐ may ☒ may not be sold, transferred, or otherwise assigned.

45. ENTIRE AGREEMENT: This agreement including any addendums or exhibits, constitutes the entire agreement between the parties respecting the matters set forth and supersedes all prior agreements between the parties respecting such matters. This agreement may be modified only by a written agreement signed by each of the parties.

46. TIME IS OF THE ESSENCE IN THIS AGREEMENT.

47. AUTHORITY OF SIGNATORY: If BUYER or SELLER is a corporation, partnership, trust, estate, or other entity, the person executing this agreement on its behalf warrants his or her authority to do so and to bind BUYER or SELLER.

48. ACCEPTANCE: This offer may be revoked at any time prior to acceptance and is made subject to acceptance on or before (Date) November 4,2024                   at(Local Time in which PROPERTY is located) 5:00                                    ☐ A.M. ☒ P.M.

BUYER’S Initials (	MF	)	(	)	Date	11/04/2024	SELLER’S Initials	(	BS	)	(	)	Date	11/05/2024

This form is printed and distributed by the Idaho Association of REALTORS®, Inc. This form has been designed and is provided for use by the real estate professionals who are members of the Idaho Association of REALTORS®. USE BY ANY OTHER PERSON IS PROHIBITED. ©Copyright Idaho Association of REALTORS®, Inc. All rights reserved.

AUGUST 2024 EDITION	RE-21 REAL ESTATE PURCHASE AND SALE AGREEMENT	Page 8 of 9
Serial#: 062474-000173-0745600 Prepared by: Andrea Nicole Quirl | Kartchner Homes | nicolequirl@gmail.com | 2085292116

AUGUST 2024 EDITION	RE-21 REAL ESTATE PURCHASE AND SALE AGREEMENT		Page 9 of 9

PROPERTY ADDRESS:	623 S2275 W	ID#:	SF11B12 - Francis

49. BUYER’S SIGNATURES:

☐ SEE ATTACHED BUYER’S ADDENDUM(S): _________________________________________ (Specify number of BUYER addendum(s) attached.)

☐ SEE ATTACHED BUYER’S EXHIBIT(S): ____________________________________________ (Specify number of BUYER exhibit(s) attached.)

☐ BUYER does currently hold an active Idaho real estate license.	☐ BUYER is related to agent.

BUYER Signature	Mckay Francis	BUYER (Print Name)	Mckay Francis

Date	11/04/2024	Time	12:12 PM	☐ A.M ☒ P.M	Phone #	208-881-6058	Cell #

Address	E-Mail	mckayfrancis22@gmail.com

City	State	Zip	Fax #

☐ BUYER does currently hold an active Idaho real estate license.	☐ BUYER is related to agent.

BUYER Signature	BUYER (Print Name)

Date	Time	☐ A.M ☐ P.M	Phone #	Cell #

Address	E-Mail

City	State	Zip	Fax #

50. SELLER’S SIGNATURES: On this date, I/We hereby approve and accept the transaction set forth in the above agreement and agree to carry out all the terms thereof on the part of the SELLER.

☒ SIGNATURE(S) SUBJECT TO ACCEPTANCE OF ATTACHED COUNTER OFFER

☐ SELLER does currently hold an active Idaho real estate license.	☐ SELLER is related to agent.

SELLER Signature	Brett Stauffer	SELLER (Print Name)

Date	11/05/2024	Time	01:45 PM	☐ A.M ☐ P.M	Phone #	Cell #

Address	E-Mail

City	State	Zip	Fax #

CONTRACTOR REGISTRATION # (if applicable) __________________________________

☐ SELLER does currently hold an active Idaho real estate license.	☐ SELLER is related to agent.

SELLER Signature	SELLER (Print Name)

Date	Time	☐ A.M ☐ P.M	Phone #	Cell #

Address	E-Mail

City	State	Zip	Fax #

CONTRACTOR REGISTRATION # (if applicable) __________________________________

LATE ACCEPTANCE

If acceptance of this offer is received after the time specified, it shall not be binding on the BUYER unless BUYER approves of said acceptance within _____ calendar days (three [3] if left blank) by BUYER initialing HERE (________)(________) Date ______________ If BUYER timely approves of SELLER’s late acceptance, an initialed copy of this page shall be immediately delivered to SELLER.

This form is printed and distributed by the Idaho Association of REALTORS®, Inc. This form has been designed and is provided for use by the real estate professionals who are members of the Idaho Association of REALTORS®. USE BY ANY OTHER PERSON IS PROHIBITED. ©Copyright Idaho Association of REALTORS®, Inc. All rights reserved.

AUGUST 2024 EDITION	RE-21 REAL ESTATE PURCHASE AND SALE AGREEMENT	Page 9 of 9
Serial#: 062474-000173-0745600 Prepared by: Andrea Nicole Quirl | Kartchner Homes | nicolequirl@gmail.com | 2085292116